As filed with the Securities and Exchange Commission on May 23, 2002
                     Registration No. 333-_________________


                       SECURITIES AND EXCHANGE COMMISSSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              OPTIONS TALENT GROUP
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                                   56-105-1491
        -----------                               ---------------
(State  or  Other  Jurisdiction                     I.R.S  EIN
      of  Incorporation)


                   9000 SUNSET BLVD, PH, LOS ANGELES, CA 90069
      --------------------------------------------------------------------
                    (Address or Principal Executive Offices)


                              OPTIONS TALENT GROUP
                        2002 INCENTIVE STOCK OPTION PLAN
             -------------------------------------------------------
                            (Full Title of the Plan)


                                   Mark Tolner
                                 ---------------
                                    President


                 1170 Park Center Drive, Orlando, Florida 32835
                                 (407) 240-1656
           ----------------------------------------------------------
            (Name, address and telephone number of agent for service)


                            ________________________

                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED     PROPOSED
                     AMOUNT TO           MAXIMUM      MAXIMUM
TITLES AS OF         BE                  OFFERING     AGGREGATE       AMOUNT OF
SECURITIES TO        REGISTERED          PRICE PER    OFFERING        REGISTRATION
BE REGISTERED           (1)              SHARE (2)    PRICE (2)       FEE

Common Stock,
..001 par value (3)   50,000,000 Shares   $      .086  $ 4,300,000.00  $      395.60
                     ------------------  -----------  --------------  -------------

Notes:
1.  Plus such additional amount which may result from stock splits, stock dividends or  similar  transactions  with  respect  to  undistributed  shares.
2.  Estimated  solely for the purpose of calculating the amount of the registration fee  pursuant  to  Rule  457(h)  promulgated  under  the Securities Act of 1933, as amended  (the  "Securities  Act").  Pursuant  to  Rule 457(h), the proposed maximum aggregate  offering  price  represents  the  average  unit  price on April 23, 2002 multiplied  by  the  number  of  shares  registered  multiplied  by  .000092.
3.  In  addition,  pursuant  to  Rule  416  (c)  under  the  Securities  Act,  the registration  statement  also  covers  an  indeterminate  amount of interests to be offered  or  sold  pursuant  to  the  employees  benefit plan and described herein.
Pursuant to Rule 457 (h) (2), no separate registration fee is required with respect to  interests  in  the  Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

     The document(s) containing the information specified in Part I of the Form S-8 will be sent or given to participants in the Options Talent Group 2002 Incentive Stock Option Plan (the "2002 Plan") as specified by Rule 428 (b) (1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

     Such documents(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents:

     (i)     the  Registrants'  2001  Annual  Report  on  Form  10-KSB;

     (ii) all other reports and documents filed by the Registrant pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's 2001 Annual Report on Form 10-KSB and

     (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statements under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All  documents subsequently filed by the Registrant pursuant to Sections 13
(a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM  4.          DESCRIPTION  OF  SECURITIES.

          Not  applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

          The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Company by Alexander H. Walker III, American Plaza II, 57 West 200 South, Suite 400, Salt Lake City, Utah 84101.

ITEM  6.          INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

          The Registrant has authority under Nevada General Corporation Law to indemnify its directors and officers to the extent provided for in such statute.

          The provisions of Nevada General Corporation Law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities or state or federal environmental laws.

Under the Registrant's Articles of Incorporation, By Laws and applicable state law, the Registrant will indemnify its directors, officers, employees and agents against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with any threatened, pending or actually completed action, suit or proceedings, whether civil, criminal, administrative or investigative, to which any such person becomes subject as result of having served in such role, as an employee or agent of the Registrant, or at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, except as described below, such indemnification will be made only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, or with any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

     At present, there is no pending litigation or other proceeding involving a director or officer of the Registrants as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that my result in claims for indemnification by any officer or director.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

          Not  applicable.

ITEM  8.     EXHIBITS.

          See  "Exhibit  Index"  on  page  6  below.

ITEM  9.          UNDERTAKINGS.

          (a)     The  undersigned  Registrant  hereby  undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements for the Securities act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on May 20, 2002.

                                   OPTIONS  TALENT  GROUP

                                   By:  /S/  Mark  Tolner
                                        -------------------------------
                                             Mark  Tolner,  President

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

By his signature, each of the following persons authorizes Mark Tolner with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulation and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of the Registration Statement.



SIGNATURE                    TITLE                             DATE
-----------------            ---------                         --------

/S/  MOHAMED  HADID          Chairman                          May 20, 2002
----------------------
     Mohamed  Hadid

/S/  MARK  TOLNER            Director,  President,  &  COO     May 20, 2002
----------------------
     Mark  Tolner

/S/  TOM WEINARD             Director                          May 20, 2002
----------------------
     Tom Weinard

/S/  RAFIAH  KASHMIRI        Director                          May 23, 2002
----------------------
     Rafiah  Kashmiri

                                  EXHIBIT INDEX



NO.          DESCRIPTION                                                   PAGE
---          --------------------                                         ------

5          Opinion  of  Alexander  H.  Walker III                            7

23.1       Consent  of  Alexander  H.  Walker  III
           (contained  in  Exhibit  5)                                       7

23.2(a)    Consent  of  Merdinger,  Fruchter,  Rosen  &  Corso,  P.C.        9

24          Power of Attorney is included on the signature page
            of this Registration  Statement                                  5

                                                                       Exhibit 5

                             ALEXANDER H. WALKER III
                                ATTORNEY AT LAW
                                American Plaza II
                          57 West 200 South, Suite 400
                           Salt Lake City, Utah 84101
                                 (801) 363-0100
                              (801) 521-3301 (Fax)


                                 April 22, 2002


Mohamed  Hadid,  Chairman
Options  Talent  Group
9000  Sunset  Blvd.,  PH
Los  Angeles,  CA  90069


Dear  Mr.  Hadid:

     Pursuant to the request of Options Talent Group. (the "Company"), I have reviewed the form of Registration Statement which the Company is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 50,000,000 share of the Company's Common Stock (the"Stock") issuable pursuant to, satisfaction of, conditions set forth in 2002 Incentive Stock Option Plan of Options Talent Group (the "Employee Options Plan").

     In rendering the following opinion, I have examined and relied only upon the documents, which the company has provided. Those documents are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

1.          The  Registration  Statement;

2.          2002  Incentive  Stock  Option  Plan  of  Options  Talent  Group;

3.          A  Form  of  the  Options  Grant  Certificate.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, nor have I verified the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the Employer Stock
Option Plan, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and approval of the Company's board of directors, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities of Blue Sky laws or clearance from the
NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock maybe delivered upon fulfillment of the agreements or in which the Stock is proposed to be offered and sold. I also express no opinion as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion: (i) is addressed solely to you; (ii) may not be relied upon by any other party; (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction; (iv) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

                              Sincerely,

                              /S/  Alexander  H.  Walker  III
                              -------------------------------
                                   Alexander  H.  Walker  III

AHWIII:dmr

                                                                Exhibit 23.2 (a)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 3, 2001 included in the annual report of Sector Communications, Inc. on Form 10-KSB for the year ended February 28, 2001 and to the reference to our Firm as "Experts" in the Registration Statement.




                    /S/  MERDINGER,  FRUCHTER,  ROSEN  &  CORSO,  P.C.
                    --------------------------------------------------
                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C. Certified Public Accountants


New  York,  New  York
April  23,  2002

15

                                                                     EXHIBIT 4.1
     2002  INCENTIVE  STOCK  OPTION  PLAN
     OF  OPTIONS  TALENT  GROUP

ARTICLE  I     General
               -------

1.1      Purpose.
         -------

     This Incentive Stock Option Plan (the "Plan") is established to create additional incentive for employees, consultants, directors and other persons and entities affiliated with Options Talent Group, a Nevada corporation (the "Company"), and its subsidiaries, if any (the "Affiliates") to promote the financial success and progress of the Company and its Affiliates.

1.2     Administration.
        --------------

     The Plan shall be administered by the Company's Board of Directors (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board (the "Plan Administrator"). Any subsequent references to the Board shall also mean the committee if it has been appointed.

     Subject to the limitations of the Plan, the Board shall have the sole and complete authority (i) to select from the regular employees of the Company and its Affiliates those who shall participate in the Plan ("Employee Participant" or "Employee Participants"), (ii) to select such additional individuals who are directors of the Company and its Affiliates, or who are otherwise affiliated with the Company and its Affiliates, and who are determined in the discretion of the Board to perform valuable services for the Company and its Affiliates to participate in the Plan ("Non-Employee Participant" or "Non-Employee
Participants"), (iii) to make awards in such forms and amounts as it shall determine, (iv) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate and (v) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the actions necessary or advisable for the implementation and administration of the Plan. The Board's determinations on matters within its authority shall be conclusive and binding upon the Company and its Affiliates and all other persons. (Employee Participants and Non-Employee Participants are hereinafter sometimes collectively referred to as "Participants").

     The Board shall act on behalf of the Company as sponsor of the Plan. Except as otherwise provided in section 2.4 hereof, all expenses associated with the Plan shall be borne by the Company.

1.3     Eligibility.
        -----------

     Participants shall be selected by the Board from (i) employees and (ii) non-employee directors, consultants and others who have the capacity to contribute to the success of the Company and its Affiliates. In making these selections and in determining the form and amount of awards, the Board may give consideration to the functions and responsibilities of the individual, his or her past, present and potential contributions to the Company's and its Affiliates profitability and sound growth, the value of his or her services to the Company and its Affiliates and other factors deemed relevant by the Board.

1.4     Types  of  Awards  under  the  Plan.
        ------------------------------------

     Awards under the Plan may be in the form of either of the following: (i) Incentive Stock Options ("ISOs"), (ii) Non Qualified Stock Options ("NQSOs") (hereinafter ISOs and NQSOs are sometimes collectively referred to as "Options"). A Participant may, if otherwise eligible, be granted additional Options from time to time.

1.5     Shares  Subject  to  the  Plan.
        ------------------------------

     Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Company's non-voting common stock, with par value $.001 per share (the "Common Stock"). The maximum number of shares of Common Stock, which may be issued for all purposes under the Plan, shall be 50,000,000, subject to adjustment in accordance with the provisions of section
4.2 hereof. Any shares of Common Stock subject to an Option, which for any reason is canceled or terminated without having been exercised, shall again be available for awards under the Plan. No fractional shares shall be issued, and the Board shall determine the manner in which fractional share value shall be treated.


ARTICLE  II     Terms  of  the  Options
                -----------------------

2.1     Award  of  Options.
        ------------------

Subject to the provisions of the Plan, the Board shall determine for each Option which need not be identical) the number of shares for which the Option shall be granted, whether the Option is an ISO or a NQSO, the option price of the Option, the exercisability of the Option and all other terms and conditions of the Option. In no event, however, shall any ISO's be awarded to Non-Employee Participants. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference ("Stock Option Certificates").

2.2     Option  Price.
        -------------

     The purchase price of Common Stock purchasable under ISOs shall be not less than the fair market value as determined by the Board of the shares of Common Stock of the Company on the date of the granting of the ISO, except that, as to an employee who at the time the ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company within the meaning of section 422(b)(6) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Ten Percent Owner Employee"), the option price shall not be less than 110% of the fair market value of the shares on the date the ISO is granted. The option price for NQSOs shall be determined by the Board and may be less than fair market value.

2.3     Term  of  Options.
        -----------------

1. The Plan shall become effective on the date of its adoption by the Board subject to the approval of the Plan by the holders of the majority of the shares of stock of the Company entitled to vote at a meeting of the stockholders to be held within 12 months of the effective date. No ISOs shall be awarded pursuant to the Plan after the expiration of the ten-year period beginning on the date the Plan is adopted by the Board.

2. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option, provided, however, that no ISO shall be exercisable after the expiration of ten years from the date such ISO is granted, and provided further, that no ISO granted to a Ten Percent Owner Employee shall be exercisable after the expiration of five years, from the date such ISO is granted. Notwithstanding the foregoing, each Option granted hereunder that is designed by the Board as a NQSO shall expire not later than ten years after the date of grant. Unless otherwise provided for by the Board in the grant of the Option, any Option granted hereunder shall be exercisable in full immediately upon grant.

2.4     Exercise  of  Options.
        ---------------------

     Options may be exercised only by written notice to the Company, statingthe number of shares of Common Stock being purchased and accompanied by payment of the option price for the number of such shares being purchased (i) in cash, (ii) by tender to the Company of shares of the Company's Common Stock owned by the Participant and having a fair market value not less than the option price, or
(iii) by such other consideration as the Board may approve at the time the Option is granted. As soon as practicable after receipt of such notice and full payment for the shares of Common Stock being purchased, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant shall pay, or make adequate provisions for payment of federal and state income and employment tax withholding obligations of the Company, if any, which arise upon exercise, in whole or in part, of the Option or upon disposition of the shares acquired by exercise of the Option. The Company in its sole discretion shall determine the applicability of such withholding taxes.

2.5     Limitations  on  ISOs.
        ---------------------

     1. Under the terms of the Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee Participant during any calendar year (under all such ISO plans of the Company) shall not exceed $100,000.



     2. An Employee Participant shall have the following rights upon death, disability or other termination of his or her employment:

a. If the Employee Participant's employment is terminated by death, his or her estate or the person who acquired the right to exercise such ISO by bequest or inheritance from the Employee Participant shall be entitled, for a period of 90 days following the date of his or her death, to exercise the ISO with respect to all or any part of the shares of Common Stock subject thereto, to the extent the ISO had become exercisable at the time of death.

b. If the Employee Participant's employment terminates because of disability within the meaning of section 22(e)(3) of the Code, the Employee Participant or his or her legal representative shall have the right, for a period of 90 days following the date of such termination, to exercise the ISO with respect to all or any part of the shares of Common Stock subject thereto, to the extent the ISO had become exercisable at the time of such termination.

c. If the Employee Participant's employment is terminated for any reason other than death or disability, as provided above, the Employee Participant holding an ISO under the Plan shall have the right, for a period of 30 days following such termination, to exercise any ISO with respect to all or any part of the shares of Common Stock subject thereto, to the extent that the ISO had become exercisable at the time of such termination.

ARTICLE  III     Miscellaneous  Provisions
                 -------------------------

3.1     Non  Transferability.
        --------------------

     No Option award under the Plan shall be transferable by any Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All awards shall be exercisable or received during the Participant's lifetime only by such Participant or his or her legal representative. Any transfer contrary to this Section 4.1 will nullify the Option involved.

3.2     Adjustments  of  and  Changes  in  Stock.
        ----------------------------------------

     In the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock (as defined in section 424 of the Code) of the Company or of another corporation (whether by reason of corporate merger, consolidation, acquisition of property or stock separation, reorganization or liquidation) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of stock theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of such shares of stock into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such shares shall be exchanged, or to which each such shares shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and the Options issued thereunder shall terminate, unless provisions are made in connection with such transaction for the assumption of Options theretofore granted, or for the substitution for such Options of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices.

3.3     Amendment,  Modification  and  Termination  of  the  Plan.
        ---------------------------------------------------------

     The Board of Directors may terminate, amend or modify the Plan, at any time; provided, however, that no such action of the Board of Directors, without approval of the stockholders, may (i) increase the total number of shares of Common Stock for which Options may be granted under the Plan, except as contemplated in Section 4.2 above, (ii) decrease the minimum ISO price or (iii) increase the maximum ISO term or extend the period after which ISOs may not be awarded under the Plan. No amendment, modification or termination of the Plan shall in any manner affect any Option heretofore granted to a Participant under the Plan without the consent of the Participant or the transferee of such Option.

3.4     Non-Uniform  Determinations.
        ---------------------------

     The Boards determinations under the Plan, including without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and
(iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

3.5     Leaves  of  Absence;  Transfers.
        -------------------------------

     The Board shall be entitled to make such rules, regulations and determinations, as it deems appropriate under the Plan in respect of any leave of absence from the Company or its Affiliates granted to a Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall be treated as if an Employee Participant ceased to be an employee or a Non-Employee Participant terminated his or her relationship with the Company and its Affiliates and (ii) the impact, if any, of any such leave of absence on awards under the Plan. In the event an Employee Participant transfers within the Company and its Affiliates, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

3.6     Rights  as  a  Stockholder  or  Employee.
        ----------------------------------------

     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option until such time as stock certificates for the shares of Common Stock for which the Option has been exercised are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in Section 4.2 above. Nothing in this Plan or in any Stock Option Certificate shall confer upon any Participant any right to continue in the employ of the Company or its Affiliates or interfere in any way with any right of the Company or its Affiliates to terminate the Participant's employment at any time.

3.7     Termination  of  the  Plan.
        --------------------------

     Termination of the Plan shall not affect the right of Participants under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse, be terminated or forfeited by their own terms and conditions.